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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use and incorporation by reference of our report on California Commercial Bankshares and subsidiaries dated January 24, 1997 (March 17, 1997 as to Notes 7 and 13) in Form 8-K of Western Bancorp (formerly Monarch Bancorp) dated June 2, 1997.


/s/ Deloitte & Touche, LLP

Los Angeles, California
June 19, 1997